MERRILL LYNCH & CO., INC.
$34,218,265,000
Merrill Lynch CoreNotesSM

               Filed under Rule 424(b)(3), Registration Statement No. 333-109802 (To Prospectus Supplement and Prospectus supplement dated November 26, 2003)

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
  CUSIP       AGGREGATE       PRICE TO         PURCHASING        INTEREST RATE  INTEREST PAYMENT  STATED MATURITY  SURVIVOR'S
  NUMBER   PRINCIPAL AMOUNT  PUBLIC/(1)/  AGENT'S DISCOUNT/(1)/    PER ANNUM       FREQUENCY           DATE          OPTION
-----------------------------------------------------------------------------------------------------------------------------
5901M0FB0  $      3,059,000     100.0%            1.2000%            4.20%           Monthly          10/25/2011        Yes
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
                                          Trade Date: Wednesday October 20, 2004                          MERRILL LYNCH & CO.
[LOGO OF MERRILL LYNCH & CO., INC.]       Issue Date: Monday October 25, 2004                                Purchasing Agent
4 World Financial Center                  Minimum Denominations/Increments: $1,000/$1,000                 Acting as Principal
New York, NY 10080                        Original Issue Discount: No
                                          All trades settle without accrued interest
                                          and clear SDFS: DTC Book-Entry only
                                          Merrill Lynch DTC Participant Number: 161
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        (1) Expressed as a percentage of the aggregate principal amount.
            "CoreNotes" is a service mark of Merrill Lynch & Co., Inc.